As filed with the Securities and Exchange Commission on July 25, 2005
                                                     Registration No. 333-122177

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                                  INTRAC, INC.
                 (Name of Small Business Issuer in Its Charter)
                                ----------------

           NEVADA                                2834                      88-0471759
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)       Classification Code Number)     Identification Number)

                                ----------------
                        130 WEST 42ND STREET, 12TH FLOOR
                               NEW YORK, NY 10036
                                 (212) 554-4550
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                                ----------------
                               FRED H. MERMELSTEIN
                                    PRESIDENT
                        130 WEST 42ND STREET, 12TH FLOOR
                               NEW YORK, NY 10036
                                 (212) 554-4550
            (Name, Address and Telephone Number of Agent For Service)
                                ----------------
                                   Copies to:
                               BRUCE A. RICH, ESQ.
                            THELEN REID & PRIEST LLP
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 603-2000
                                ----------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

    from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-122177

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                      CALCULATION OF REGISTRATION FEE
=============================================================================================================
        TITLE OF EACH                            PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
     CLASS OF SECURITIES          AMOUNT TO     OFFERING PRICE PER   AGGREGATE OFFERING PRICE   REGISTRATION
     TO BE REGISTERED (1)       BE REGISTERED       SHARE (2)                   (2)                  FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value    140,867 shs.         $2.95                 $415,557.65            $48.91

(1) All 140,867 shares registered pursuant to this supplement to the registration statement are to be offered by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this supplement to the registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act, based upon the closing price of the common stock on the OTC Bulletin Board on July 22, 2005.

This supplement to the registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

                                EXPLANATORY NOTE

This supplement to the registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction C of Form SB-2. The contents of the registration statement on Form SB-2 (File No. 333-122177) filed by Intrac, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), including the exhibits thereto, which was declared effective by the Commission on June 23, 2005, are incorporated by reference into, and shall be deemed part of, this supplement to the registration statement.

--------------------------------------------------------------------------------

                      REGISTRATION OF ADDITIONAL SECURITIES

The Company's registration statement No. 333-122177 was declared effective by the Commission on June 23, 2005. The registration statement registered 15,769,701 shares of common stock on behalf of the stockholders listed therein as Selling Stockholders, including an aggregate of 4,782,033 shares by the stockholders named herein (the "Selling Holders"). This supplement to the registration statement is being filed to register 140,867 additional shares of common stock that were issued in July 2005 to the Selling Holders in connection with certain rights they had pursuant to the Registration Rights Agreement, dated as of December 6, 2004, between Innovative Drug Delivery Systems, Inc., a wholly-owned subsidiary of the Company, and the Selling Holders and other purchaser in the December 2004 IDDS Placement. The Company is registering the Additional Shares for resale by the Selling Holders.

The offering of the Additional Shares by the Selling Holders will be in accordance with the "Plan of Distribution" section in the registration statement. Except to the extent expressly set forth herein, the information in the registration statement regarding the Selling Holders remains in effect.

The following table sets forth the name of each Selling Holder, the number of shares of common stock beneficially owned by each person prior to this supplement to the registration statement and also registered therein, the number of Additional Shares to be registered, the total number of shares offered and the number of shares that will be beneficially owned after the offering (assuming all shares to be offered hereunder are sold).

Selling Stockholder    Shares beneficially   Additional shares   Aggregate number of     Beneficial
                            owned and        being registered      shares offered      ownership after
                        registered before                                               the Offering
                         this Supplement

Balestra Capital              67,894               2,000               69,894                 0
Partners, LP (1)

Balestra Spectrum             50,921               1,500               52,421                 0
Partners LLC (1)

Beechwood Ventures            84,867               2,500               87,367                 0
LLC (2)

Canyon Value                1,188,146             35,000             1,223,146                0
Realization Fund
(Cayman) Ltd (3)

Canyon Value                 254,603               7,500              262,103                 0
Realization Fund
L.P. (3)

Canyon Balanced               84,867               2,500               87,367                 0
Equity Masters Fund
Ltd (3)


                                      -2-


Canyon Value                  84,867               2,500               87,367                 0
Realization Mac-18
Ltd (3)

CMS/Canyon DOE                84,867               2,500               87,367                 0
Supartnership LP (3)

Crescent                     101,841               3,000              104,841                 0
International Ltd (4)

John P. Curran               169,735               5,000              174,735                 0

John P. Curran, IRA          339,470              10,000              349,470                 0

Sean B. Curran                84,867               2,500               87,367                 0

Ronald Glickman               16,974                500                17,474                 0

Harel Insurance              173,130               5,100              178,230                 0
Company Ltd (5)

Inversiones                   84,528               2,490               87,018                 0
Miraconcha, S.L. (6)

Kiernan Family Trust         101,841               3,000              104,841                 0

Gregory F. Kiernan           101,841               3,000              104,841                 0

Adrienne Landau               33,947               1,000               34,947                 0

Perceptive Life              678,941              20,000              698,941                 0
Sciences Master Fund
Ltd. (7)

ProMed Offshore Fund         180,970               5,331              186,301                 0
Ltd II L.P. (8)

Pro-Med Offshore Fund         29,123                858                29,981                 0
Ltd L.P. (8)

ProMed Partners II            43,906               1,293               45,199                 0
L.P. (8)

ProMed Partners L.P. (8)     182,477               5,375              187,852                 0

Meredith Rauhut               84,867               2,500               87,367                 0

Henry Rothman                 34,626               1,020               35,646                 0

Sonostar Ventures,           101,841               3,000              104,841                 0
LLC (9)

Wexford Spectrum             336,076               9,900              345,976                 0
Investors (10)

Total                       4,782,033             140,867            4,922,900                0

* The percentage is calculated on 25,979,986 shares outstanding.

(1) Jeff Eliot Margolis holds voting and/or dispositive power over the shares owned by each selling stockholder.
(2) Kalman Renov holds voting and/or dispositive power over the shares owned by the selling stockholder.
(3) R.C.B. Evensen, Joshua Friedman or Mitchell R. Julis hold voting and/or dispositive power over the shares owned by each selling stockholder.
(4) Mel Craw and Maki Brezzi holds voting and/or dispositive power over the shares owned by the selling stockholder.


                                      -3-


(5) Amir Hessel or Alon Kaufman holds voting and/or dispositive power over the shares held by the selling stockholder. Also includes 5,174 shares underlying A Warrants.
(6) Jose Luis Diaz holds voting and/or dispositive power over the shares owned by the selling stockholder.
(7) Joseph Edelman holds voting and/or dispositive power over the shares owned by the selling stockholder.
(8) Barry Kurokawa and David Musket hold voting and/or dispositive power over the shares owned by the selling stockholder.
(9) Gregory Kiernan holds voting and/or dispositive power over the shares owned by the selling stockholder.
(10) Charles E. Davidson and Joseph M. Jacobs hold voting and/or dispositive power over the shares owned by the selling stockholder.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this supplement to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 25, 2005.

                                         INTRAC, INC.


                                         By   /s/ Fred H. Mermelstein
                                              ---------------------------
                                              Fred H. Mermelstein
                                              President

     Pursuant to the requirements of the Securities Act of 1933, this supplement to the registration statement has been signed below by or on behalf of the following persons in the capacities date indicated.

       SIGNATURE                           TITLE
       ---------                           -----


/s/ Douglas G. Watson*           Chairman of the Board and         July 25, 2005
--------------------------       Director
Douglas G. Watson


/s/ Fred H. Mermelstein          President and Director            July 25, 2005
--------------------------
Fred H. Mermelstein


/s/ Douglas A. Hamilton          Chief Operating Officer,          July 25, 2005
--------------------------       Chief Financial Officer and
Douglas A. Hamilton              Chief Accounting Officer


/s/ Daniel B. Carr               Director                          July 25, 2005
-------------------
Daniel B. Carr


                                 Director                                 , 2005
--------------------------
Jackie M. Clegg


/s/ Peter M. Kash*               Director                          July __, 2005
--------------------------
Peter M. Kash


                                 Director                                 , 2005
--------------------------
William P. Peters


*By: /s/ Fred H. Mermelstein     Attorney-in-Fact                  July __, 2005
     -----------------------
     Fred H. Mermelstein

                                INDEX TO EXHIBITS


EXHIBIT NO.         IDENTIFICATION OF EXHIBIT
-----------         -------------------------

5                   Opinion of Thelen Reid & Priest, LLP.

23.1                Consent of PricewaterhouseCoopers LLP.


                                      II-2